UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2018

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Unitymedia Finance LLC (the “US Borrower”) has entered into the financing described below by way of an additional facility drawn under the senior facilities agreement originally dated July 25, 2014, as amended from time to time (the “Senior Facilities Agreement”). The US Borrower is a direct wholly-owned subsidiary of Unitymedia Hessen GmbH & Co. KG (the “Original Borrower”), the Original Borrower is a direct wholly-owned subsidiary of Unitymedia GmbH (the “Parent”) and the Parent is an indirect wholly-owned subsidiary of Liberty Global plc.

On May 24, 2018, the US Borrower, the Original Borrower, the Parent, The Bank of Nova Scotia as facility agent and Credit Suisse AG, London Branch as security trustee, among others, entered into a $700.0 million additional facility accession agreement (the “Facility E Accession Agreement”) pursuant to the Senior Facilities Agreement. Under the terms of the Facility E Accession Agreement, certain lenders have agreed to provide a $700.0 million term loan facility (“Facility E”) to the US Borrower. The final maturity date for Facility E is June 1, 2023. Facility E bears interest at a rate of LIBOR plus (i) 2.00% per annum for the period from and including the first utilization date in relation to Facility E to and excluding the date falling two years after the first utilization date in relation to Facility E and (ii) 2.25% per annum at all times thereafter, in each case, subject to a LIBOR floor of 0%. Facility E can be utilized by the US Borrower for its general corporate purposes and/or working capital purposes, including, without limitation, the redemption, refinancing, repayment or prepayment of any existing indebtedness of any member of the Group (as defined in the Senior Facilities Agreement) and/or the payment of any fees and expenses in connection with Facility E and the transactions related thereto.

The net proceeds from Facility E will be used (i) to redeem, satisfy and discharge in full the 5.625% senior secured notes due 2023 issued by the Original Borrower and Unitymedia NRW GmbH (“NRW”), (ii) to redeem 10% of the original aggregate principal amount outstanding of the 4.625% senior secured notes due 2026 issued by the Original Borrower and NRW, (iii) to redeem 10% of the original aggregate principal amount outstanding of the 6.250% senior secured notes due 2029 issued by the Original Borrower and NRW and (iv) for general corporate purposes, including the redemption, satisfaction and discharge in full or part of any other existing indebtedness of any member of the Group (as defined in the Senior Facilities Agreement).

The Facility E Accession Agreement provides that the lenders under Facility E consent to the amendments to the covenants and other provisions of the Senior Facilities Agreement and the Finance Documents (as defined in the Senior Facilities Agreement) outlined in the Facility E Accession Agreement (including in the schedule thereto). Once the consent of the requisite lenders is obtained under the Senior Facilities Agreement, such amendments may be implemented at the election of the Original Borrower and/or the US Borrower.

The foregoing description of Facility E and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Facility E Accession Agreement, a copy of which is attached hereto at Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1
Additional Facility E Accession Agreement dated May 24, 2018 and entered into between, among others, Unitymedia Hessen GmbH & Co. KG, Unitymedia Finance LLC, Unitymedia GmbH, The Bank of Nova Scotia and Credit Suisse AG, London Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: May 31, 2018